                          SUB-ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made as of this 27th day of July, 2004, (the "Effective Date") by and between Constellation Investment Management Company, L.P., a Pennsylvania limited partnership (the "Administrator") and SEI Investments Global Funds Services, a Delaware business trust (the
"Sub-Administrator").

         WHEREAS, the Administrator and Constellation Funds (the "Trust") have entered into an Administration Agreement (the "Administration Agreement") pursuant to which the Administrator will provide administrative services to the Trust; and

         WHEREAS, the Administrator desires to retain the Sub-Administrator to assist in performing certain administrative and accounting services to each of the portfolios of the Trust, which are identified in Schedule A hereto, as such schedule may be amended from time to time to (individually a "Portfolio" and collectively the "Portfolios") and the Sub-Administrator is willing to perform such services on the terms and conditions hereinafter set forth herein;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, Administrator and the Sub-Administrator hereby agree as follows:

         ARTICLE 1. Retention of the Sub-Administrator. Administrator hereby retains the Sub-Administrator to furnish the Portfolios with accounting and administrative services as set forth in Article 2 below. The Sub-Administrator hereby accepts such employment to perform the duties set forth below. The Sub-Administrator shall, for all purposes herein, be deemed to be an independent contractor.

         ARTICLE 2. Sub-Administrative and Accounting Services. The Sub-Administrator shall perform or supervise the performance by others of the accounting and administrative services set forth in Schedule B hereto, including activities related to the Portfolios fiscal year-end financial statement preparation, and made a part of this Agreement. The Sub-Administrator may sub-contract with third parties to perform certain of the services to be performed by the Sub-Administrator hereunder; provided, however, that the Sub-Administrator shall remain principally responsible to Administrator for the acts and omissions of such other entities. In meeting its duties hereunder, Sub-Administrator shall have the general authority to do all acts deemed in the Sub-Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement.

         ARTICLE 3. Compensation of the Sub-Administrator. The Administrator shall pay to the Sub-Administrator compensation at the annual rate specified in Schedule A to this Agreement until this Agreement is terminated in accordance with Article 5. Such compensation shall be calculated and accrued daily, and paid to the Sub-Administrator monthly. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Sub-Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Sub-Administrator's compensation for the preceding month shall be made within 30 days after receipt of invoice. In addition, the Administrator agrees to reimburse the Sub-Administrator for the Sub-Administrator's reasonable out of pocket expenses in providing services hereunder, so long as Sub-Administrator receives prior consent in writing from Administrator.

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
         ARTICLE 4. Limitation of Liability of the Sub-Administrator. The duties of the Sub-Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Administrator hereunder. The Sub-Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. (As used in this Article 4, the term "Sub-Administrator" shall include Trustees, officers, employees and other agents of the Sub-Administrator as well as that entity itself.) Under no circumstances shall the Sub-Administrator be liable to Administrator for consequential, indirect or punitive damages.

         So long as the Sub-Administrator, or its agents, acts without willful misfeasance, bad faith or gross negligence in the performance of its duties, and without reckless disregard of its obligations and duties hereunder, Administrator assumes full responsibility and shall indemnify the Sub-Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of any act or omission of Sub-Administrator in carrying out its duties hereunder; provided, however, with respect to a damage award of a court of competent jurisdiction in connection with a third party claim that arises directly out of a negligent act or omission by Sub-Administrator or its agents in breach of this Agreement (which act or omission did not constitute willful misfeasance, bad faith or gross negligence or willful disregard of obligations and duties hereunder), Sub-Administrator shall be responsible for 20% of such damage award up to a maximum amount equal to the aggregate amount of fees paid by Administrator to Sub-Administrator in the twelve months immediately preceding the date on which the negligence of Sub-Administrator occurred. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case the Administrator may be asked to indemnify or hold the Sub-Administrator harmless, the Administrator shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Sub-Administrator will use all reasonable care to identify and notify the Administrator promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Administrator, but failure to do so shall not affect the rights hereunder. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation, the other party, for special damages for any act or failure to act under any provision of this Agreement if advised of the possibility thereof.

         Administrator shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If Administrator elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by Administrator and satisfactory to the Sub-Administrator, whose approval shall not be unreasonably withheld. In the event that Administrator elects to assume the defense of any suit and retain counsel, the Sub-Administrator shall bear the fees and expenses of any additional counsel retained by it. If Administrator does not elect to assume the defense of a suit, it will reimburse the Sub-Administrator for the fees and expenses of any counsel retained by the Sub-Administrator.

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
         The Sub-Administrator may apply to Administrator at any time for instructions and may consult counsel for Administrator or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Sub-Administrator's duties, and the Sub-Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Also, the Sub-Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Sub-Administrator be held to have notice of any change of authority of any officers, employee or agent of Administrator until receipt of written notice thereof from Administrator.

         Nothing herein shall make Sub-Administrator liable for the performance or omissions of unaffiliated third parties not under Sub-Administrator's reasonable control such as, by way of example and not limitation, transfer agents, custodians, investment advisers or sub-advisers, postal or delivery services, telecommunications providers and processing and settlement services.

         ARTICLE 5. Duration and Termination of this Agreement. This Agreement shall be in full force and effect upon the Effective Date. The initial term of this Agreement will end three (3) years after the Effective Date. ("Initial Term"). Upon conclusion of the Initial Term, this Agreement will automatically remain in full force and effect for a two (2) year renewable term, and for succeeding two (2) year renewable terms thereafter, unless the Agreement is terminated as provided below. Customer or SEI may elect to terminate this Agreement as of the last day of the Initial Term or any renewal term by notifying the other in writing not less than ninety (90) days prior to the end of the then current term.

This Agreement may be terminated only: (a) by either party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least 45 days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (b) as to any Portfolio or the Trust, effective upon the liquidation of such Portfolio or the Trust, as the case may be. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which the assets of the Trust or a Portfolio are sold or otherwise disposed of and proceeds there from are distributed in cash to the shareholders in complete liquidation of the interests of such shareholders in the entity. After termination of this Agreement for so long as the Sub-Administrator in fact continues to perform any one or more services contemplated by this Agreement, the provisions of this Agreement, including without limitation the provisions regarding limitation of liability and indemnification, shall continue in full force and effect.

         Notwithstanding the foregoing, this Agreement shall terminate automatically upon termination of the Administration Agreement; provided, however, that no such termination of this Agreement shall occur if and to the extent the Administrator or any control affiliate thereof is named as, or otherwise becomes, the successor administrator to the Trust. If this Agreement is terminated pursuant to this paragraph, and the Administrator proposes or causes, directly or indirectly, the Trust to retain a third party other than the Sub-Administrator to serve as successor administrator or sub-administrator to the Trust, Sub-Administrator will be entitled to a one time cash payment equal to the net present value of the profits Sub-Administrator would have earned during the remainder of the then-current term of the contract based on the fee rate set forth in Schedule A hereto applied to the average daily net assets of the Trust during the six month period immediately preceding such termination.

         ARTICLE 6. Activities of the Sub-Administrator. The services of the Sub-Administrator rendered to Administrator are not to be deemed to be exclusive. The Sub-Administrator is free to render such services to others and to have other businesses and interests.

         ARTICLE 7. Confidentiality. The Sub-Administrator agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Administrator and the Trust and its shareholders received by the Sub-Administrator in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that Sub-Administrator may disclose such information as required by law or after prior notification to and approval in writing by the Administrator or the Trust, which approval may not be withheld where the Sub-Administrator may be exposed to civil or criminal contempt proceedings or penalties for failure to comply.

         ARTICLE 8. Certain Records. The Sub-Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Sub-Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Sub-Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to Administrator or the Trust on request.

         In case of any request or demand for the inspection of such records by another party, the Sub-Administrator shall notify the Administrator and follow the Administrator's instructions as to permitting or refusing such inspection; provided that the Sub-Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Administrator has agreed to indemnify the Sub-Administrator against such liability.

         ARTICLE 9. Compliance With Governmental Rules and Regulations. The Sub-Administrator undertakes to comply in all material respects with applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Sub-Administrator hereunder.

         ARTICLE 10. Representations of the Administrator. The Administrator certifies to the Sub-Administrator that this Agreement has been duly authorized by the Administrator and, when executed and delivered by the Administrator, will constitute a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         ARTICLE 11. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         ARTICLE 12. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party.

         ARTICLE 13. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

         ARTICLE 14. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, federal express (or substantially similar delivery service), postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to Administrator, at 1205 Westlakes Drive, Suite 280, Berwyn, Pennsylvania 19312; and if to the Sub-Administrator at One Freedom Valley Drive, Oaks, Pennsylvania, 19456.

         ARTICLE 15. Force Majeure. No breach of any obligation of a party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

         ARTICLE 16. Equipment Failures. In the event of equipment failures beyond the Sub-Administrator's control, the Sub-Administrator shall, at no additional expense to Administrator, take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto. The Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         ARTICLE 17. Definitions of Certain Terms. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 18. Headings. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

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
         ARTICLE 19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 20. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 21. Binding Agreement. This Agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

         ARTICLE 22. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


CONSTELLATION INVESTMENT MANAGEMENT COMPANY, L.P.


By: /s/John H. Grady
    ----------------
Name: John H. Grady
Title: President



SEI INVESTMENTS GLOBAL FUNDS SERVICES


By: /s/Stephen G. Meyer
    -------------------
Name: Stephen G. Meyer
Title: Executive Vice President

                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                            DATED AS OF JULY 27, 2004
                                     BETWEEN
                   CONSTELLATION INVESTMENT MANAGEMENT COMPANY
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

Portfolios:       This Agreement shall apply with respect to all Portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:
                  Constellation TIP Financial Services Fund, Constellation TIP
                  Target Select Equity Fund, Constellation Strategic Value and
                  High Income Fund, Constellation Chartwell High Yield Fund,
                  Constellation Chartwell Ultra Short Duration Fixed Income
                  Fund, Constellation Chartwell Short Duration Fixed Income
                  Fund, Constellation TIP Healthcare & Biotechnology Fund,
                  Constellation TIP Tax Managed U.S. Equity Fund, Constellation
                  TIP Small Cap Value Opportunities Fund, Constellation Clover
                  Large Cap Value Fund, Constellation Clover Core Value Fund,
                  Constellation Clover Small Cap Value Fund, Constellation
                  Clover Core Fixed Income Fund, Constellation HLAM Large Cap
                  Value Fund, Constellation Pitcairn Diversified Value Fund,
                  Constellation Pitcairn Diversified Growth Fund, Constellation
                  Pitcairn Select Value Fund, Constellation Sands Capital Select
                  Growth Fund, Constellation Pitcairn Small Cap Fund,
                  Constellation Pitcairn Family Heritage(R) Fund, Constellation
                  International Equity Fund, Constellation Pitcairn Taxable Bond
                  Fund, and Constellation Pitcairn Tax-Exempt Bond Fund
                  (collectively, the "Portfolios"):

Fees: Pursuant to Article 4, Administrator shall pay the Sub-Administrator a fee at the following annual rate:

                  Year 1 of this Agreement:

                  Asset Based Fee

                  The asset based fee will be calculated based on the daily net assets for all of the Portfolios in the Trust. The asset based fee due to Sub-Administrator will be deducted and paid to the Sub-Administrator from the Administrator's monthly fee. The daily net asset fee is as follows:

                           6 basis points on the first $2 billion in net assets in the Trust

                           4 basis points on net assets over $2 billion in the Trust

                  Included in the Sub-Administrator's fees are 300 investor services calls per month. Any call in excess of 300 per month will be subject to an additional fee of $10 per call.


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
                  Year 2 of this Agreement and Beyond:

                  Asset Based Fee

                  The asset based fee will be calculated based on the daily net assets for all of the Portfolios in the Trust. The asset based fee due to Sub-Administrator will be deducted and paid to the Sub-Administrator from the Administrator's monthly fee. The daily net asset fee is as follows:

                           5 basis points on the first $2 billion in net assets in the Trust

                           4 basis points on net assets over $2 billion in the Trust

                  Included in the Sub-Administrator's fees are 300 investor services calls per month. Any call in excess of 300 per month will be subject to an additional fee of $10 per call.

                  Minimum Fees:

                  Each Portfolio is subject to the following monthly minimum fee:

                           Domestic Portfolios (single Portfolio manager):

                                    $5,416.67 per Portfolio
                                    $625.00 per each additional class greater than one (1). A Portfolio is considered to have one (1) class.

                           Domestic Portfolios (multi-manager with up to three
                           (3) Portfolio managers):

                                    $7,083.33 per Portfolio
                                    $625.00 per each additional class greater than one (1). A Portfolio is considered to have one (1) class.
                                    $1,250.00 for each Portfolio manager greater than three (3).

                  International Portfolio (single Portfolio manager):

                                    $6,250.00 per Portfolio
                                    $625.00 per each additional class greater than one (1). A Portfolio is considered to have one (1) class.
                                    $1,250.00 for each Portfolio manager greater than one (1).

                           A Portfolio is considered an International Portfolio when greater than 35% of the Portfolio's holdings are foreign securities not traded on any United States exchanges or over-the-counter market.

                  Each Portfolio will be charged the greater of the monthly asset based fee or the monthly minimum fee.

Term: This Agreement shall become effective on July 27, 2004 and shall be subject to the provisions under Article 5.

                               [END OF SCHEDULE A]

                                   SCHEDULE B
                       TO THE SUB ADMINISTRATION AGREEMENT
                            DATED AS OF JULY 27, 2004
                                     BETWEEN
                   CONSTELLATION INVESTMENT MANAGEMENT COMPANY
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES


                                LIST OF SERVICES

1. CASH PROCESSING
         Record Transfer Agent paid-in-capital activity using an automated Transfer Agent feed
         Reconcile shares and accruals with the Transfer Agent using automated Transfer Agent feed
         Resolve cash movement discrepancies
         Provide 5-day cash projections
         Provide advisor with daily cash projection
         Track differences between accrual and actual cash received from custodian using an automated custodian feed
         Reconcile security balances with custodian using an automated custodian feed
         Identify failed trades and notify custodian

2. VALIDATION OF INCOME & EXPENSE ACCRUALS
         Track and validate amortization, accretion, interest, and dividend income for securities
         Modify expense accrual changes at least twice per year
         Process expense payments to service providers monthly
         Process 12b-1 payments to service providers
         Process payments to advisor, sub-advisor, and administrator
         Ensure income and expense categories are properly classified for reporting purposes
         Maintain book / tax differences off-line to assist in tax return preparation (where no special transactions are involved).

3. INCOME & CAPITAL GAIN DISTRIBUTIONS
         Calculate and record income and capital gains as required by the Funds' prospectus
         Provide distribution [factors] to advisor and Transfer Agent
         Reconcile distributions with Transfer Agent and resolve any differences Coordinate estimated cash payments required for capital gains and dividends not reinvested

4. SECURITY MASTER FILE & TRADE PROCESSING
         Maintain one security master file with all indicative data elements Receive automated feed of security trades from the Adviser not later than T+1 in SEI's standard format
         Enter same-day settlement trades on Trade Date (T).
         Validate trade information
         Maintain tax lot records according to a default selected by advisor Record all mandatory corporate actions, validating income and adjustments
         Receive and record voluntary corporate actions
         Track international dividend reclaims

5. FUND VALUATION
         Follow SEI's standard pricing and valuation policies
         Obtain security valuation quotes from reliable industry resources Obtain broker quotes for securities whose prices cannot be obtained from pricing vendors (limited to 5% of holdings)
         Manage and respond to price challenges by advisor or sub-advisor Investigate stale prices
         Check for trading halts on securities at market close
         Calculate Net Asset Value (NAV) of each fund
         Validate prices that deviate from pre-established thresholds Communicate NAVs to NASDAQ & Transfer Agent

6. PERFORMANCE REPORTING
         Provide SEI standard reports in electronic format (FTP or email) Provide (plot points) and total return data for financial regulatory reporting (prospectuses, annuals, semi-annuals)
         Provide conversion support
         Provide After-Tax Return Reporting
         Calculate Fund Performance within regulatory guidelines

7. TREASURY SERVICES
         Set expense assumptions and review preliminary budgets for Funds Adjust budget assumptions quarterly
         Calculate monthly revenue
         Generate 12b-1 Summary Reports
         Create quarterly dividend payment report
         Report on distribution plan expenditures
         Provide accounting data for Statement of Additional Information Complete expense section of prospectus

8. TAX SERVICES
         Compute required capital gains distributions
         Prepare estimated capital gain distributions twice per year (fiscal year end and excise).
         Prepare federal and state tax returns for the Funds
         Prepare year-end 60-day notices
         Prepare year-end provision and tax footnotes
         Calculate reallocations of income and notify Transfer Agent
         Conduct required income qualification tests
         Apply for TIN / EINs to commence business of new Portfolios

9. GENERAL BUSINESS CONSULTING
         Provide Blue Sky interface and registration assistance

10. FUND MANAGEMENT
         Provide officers of the fund if requested
         Assist in the documentation of portfolio compliance violations on a quarterly basis
         Attend board meetings as an interested party (1 SEI representative).

11. SHAREHOLDER SERVICES
         Obtain toll free lines & call prompters for fund family
         Respond to shareholder (S/H) questions regarding the fund family product line
         Respond to S/H account inquiries
         Respond to S/H questions regarding financials and performance information
         Submit S/H requests for literature
         Provide 2 monthly standard management reports on statistics around inbound S/H calls
         Conduct routine Q/A testing on all S/H services representatives Coordinate set-up of toll free lines, call prompter services, and consultation on best practices around call prompters

12. VOICE RESPONSE SUPPORT
         Coordinate establishment of selected IVR model
         Receive financial data from named administrator / accountant (electronic feed required)
         Coordinate initial scripting services, in English
         Coordinate scripting changes, up to 4 per year
         Oversee maintenance and ongoing programming, as required, of the service
         Provide monthly usage reports to management

13. FINANCIAL STATEMENT PREPARATION ASSISTANCE
         Contact Administrator to receive trades on trade date for financial statement semi & year end
         Review "shell" financial statements (prior year numbers, new disclosures, etc.)
         Identify non-income producing securities
         Send Schedule of Investments
         Incorporate ROCSOP adjustments into financial statements
         Complete financial data schedules
         Review "Blueline" with the Administrator
         Complete N-SAR

14. ASSIST IN THE PRODUCTION OF REGULATORY REPORTS
         Assist the Administrator and outside counsel with review of prospectuses, supplements, and SAIs
         Provide plot points and total return data for financial regulatory reporting (prospectuses, annuals, semi-annuals, proxies)